SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES AND EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): July 24, 2017

AOXIN TIANLI GROUP, INC.

(Exact name of registrant as specified in its charter)

British Virgin Islands (State or Other Jurisdiction of Incorporation)	001-34799 (Commission File Number)	N/A (IRS Employer Identification No.)

Suite K, 12th Floor, Building A, Jiangjing Mansion

228 Yanjiang Ave., Jiangan District, Wuhan City

Hubei Province, China 430010

(Address of principal executive offices)

Registrant’s telephone number, including area code: (+86) 27 8274 0726

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Appointment of Certain Officer

On July 25, 2017, the Board of Directors of Aoxin Tianli accepted the resignation of “Tommy” Chun Choi Law from his position as Chief Financial Officer of the Company.

On July 25, 2017, the Board of Directors of Aoxin Tianli appointed Ms. Qinyu Liu as Chief Financial Officer of the Company to fill the vacancy resulting from the resignation of Mr. Law. Prior to joining the Company, Ms. Qinyu Liu, age 42, has occupied a number of financial director and manager positions. From 2006 to 2011, she worked as financial manager of Chongqing Qianbao Technology Co., Ltd, at the time, a Pay 88, Inc. (OTC: PAYI) subsidiary engaged in the online payment industry, where she was mainly responsible for audit work. From 2012 to 2017, Ms. Liu worked as the financial director of Chongqing Shangtian Ecological Agriculture Development Co., Ltd, a company engaged in planting, processing and selling agricultural products as well as agricultural eco-tourism.

The Company and Ms. Liu entered into an employment agreement extending until June 24, 2019. Under the terms of her employment agreement, Ms. Liu is entitled to a compensation of ¥500,000 (US$74,021) per annum payable in 12 equal monthly installments of ¥41,667 (US$6,169).

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AOXIN TIANLI GROUP, INC.

By:	/s/ Luchang Zhou
Luchang Zhou Chief Financial Officer

Dated: July 31, 2017